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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements of Newfield Exploration Company on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383) and on Form S-3 (Registration Nos. 333-32587, 333-59391 and
333-81583) of our report dated February 10, 2000, Except for Note 13, as to which the date is February 25, 2000, relating to the financial statements, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 3, 2000